UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 16, 2005

S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100717	81-0557245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1770 Promontory Circle, Greeley, CO	80634 (Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     In connection with the departure of Danny Herron disclosed in Item 5.02, on November 16, 2005, Swift Foods Company (“Swift Foods”) and Mr. Herron entered into a Third Amendment to Executive Employment Agreement (the “Third Amendment”), which amends Mr. Herron’s Executive Employment Agreement, dated May 20, 2002, as amended.
     The Third Amendment to Executive Employment Agreement is attached as Exhibit 10.1 and the terms and condition thereof are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 16, 2005, Danny Herron, Executive Vice President and Chief Financial Officer of Swift Foods, announced his intention to resign his positions with Swift Foods and its affiliated companies, including the Registrant and Swift & Company, a wholly-owned subsidiary of the Registrant. Mr. Herron has agreed to remain with Swift Foods and its affiliated companies in his current capacity while a search for his permanent replacement is conducted.
     A copy of the press release issued by the Company regarding Mr. Herron’s resignation is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Executive Employment Agreement, dated November 16, 2005, among Swift Foods Company and Danny Herron.

99.1	Press release, dated November 16, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.

By:	/s/ Donald F. Wiseman

Name:	Donald F. Wiseman
Title:	Vice President, General Counsel and Secretary
Date: November 16, 2005